Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (File No. 333-) of our report dated March 25, 2021, with respect to the consolidated financial statements of Vivos Therapeutics, Inc. and Subsidiaries as of and for the fiscal years ended December 31, 2020 and 2019 included in the Annual Report on Form 10-K. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Plante & Moran, PLLC

Denver, Colorado
February 7, 2022